SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                BANTA CORPORATION
                              ---------------------
                (Name of Registrant as Specified in its Charter)

      --------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952

                    Notice of Annual Meeting of Shareholders
                            To Be Held April 23, 2002

To the Shareholders of Banta Corporation:

          You are hereby notified that the annual meeting of shareholders of Banta Corporation will be held at the Radisson Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin, on Tuesday, April 23, 2002 at 2:00 p.m., Central Time, for the following purposes:

          1. To elect nine directors to serve for the ensuing year.

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on March 1, 2002 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

          We hope that you will be able to attend the meeting in person, but if you are unable to do so, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans, you may, of course, revoke your proxy at any time before it is actually voted.

                                        By Order of the Board of Directors
                                        BANTA CORPORATION

                                        /s/ Ronald D. Kneezel

                                        Ronald D. Kneezel
                                        Secretary

Menasha, Wisconsin
March 15, 2002

                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 23, 2002

          This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Banta Corporation (the "Company"), beginning on or about March 15, 2002, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 23, 2002, at 2:00 p.m., Central Time, at the Radisson Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

          A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the nine persons nominated for election as directors referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

          Only holders of record of the Company's common stock, $.10 par value (the "Common Stock"), at the close of business on March 1, 2002 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 25,010,892 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

          At the Annual Meeting, the shareholders will elect nine directors of the Company, each to hold office until the 2003 annual meeting of shareholders and until his or her successor is duly elected and has qualified. Set forth below are the Board's nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the nine persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

          The following sets forth certain information, as of March 1, 2002, about each of the Board nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

                                   Director           Principal Occupation; Office, if any,
Name                     Age        Since           Held in the Company; Other Directorships
-----------------------------------------------------------------------------------------------------
Jameson A. Baxter        58          1991      President of Baxter Associates, Inc. (management
                                               consulting and private investments); Trustee of
                                               The Putnam Funds; Director of Ryerson Tull, Inc.

Donald D. Belcher        63          1994      Chairman and Chief Executive Officer of the Company
                                               since January 2001; Chairman, President and Chief
                                               Executive Officer of the Company prior thereto;
                                               Director of Hunt Corporation.

John F. Bergstrom        55          1998      Chairman and Chief Executive Officer of Bergstrom
                                               Corporation (automobile sales and service, credit life
                                               insurance, and automotive fleet leasing); Director of
                                               Kimberly-Clark Corporation, Midwest Express Holdings,
                                               Inc., Sensient Technologies Corporation and Wisconsin
                                               Energy Corporation.

Ursula M. Burns          43          2002      President of the Xerox Document Systems and Solutions
                                               Group and Corporate Senior Vice President of Xerox
                                               Corporation (a document management and solutions
                                               company) since October 2001; senior management
                                               positions with Xerox Corporation prior thereto;
                                               Director of Hunt Corporation.

Henry T. DeNero          56          1996      Former Chairman and Chief Executive Officer of
                                               HomeSpace, Inc. (homeowner services); Former Executive
                                               Vice President of First Data Corporation (an
                                               information processing and computer services company);
                                               Former Vice Chairman and Chief Financial Officer of
                                               Dayton Hudson Corporation; Director of Western Digital
                                               Corporation.

Richard L. Gunderson     68          1995      Former Chairman and Chief Executive Officer of Aid
                                               Association for Lutherans (fraternal benefit society
                                               providing insurance and financial services.)

Ray C. Richelsen         60          1998      Executive Vice President-Transportation, Graphics and
                                               Safety Markets of 3M Company (a manufacturer of
                                               optical films and specialty materials) from January
                                               1998 until his retirement in August 2000; Group Vice
                                               President of 3M Company prior thereto.

Stephanie A. Streeter    44          2001      President and Chief Operating Officer of the Company
                                               since January 2001; Chief Operating Officer of idealab!
                                               (creator and operator of internet businesses) from
                                               January 2000 to December 2000; Group Vice President
                                               of Avery Dennison Corporation (diversified manufacturing
                                               company) from 1996 to 2000.

Michael J. Winkler       56          1996      Executive Vice President, Global Business Units, of
                                               Compaq Computer Corporation (computer services).

          Directors are elected by a plurality of the votes cast (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

          THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                               BOARD OF DIRECTORS

General

          The Board held five meetings in 2001. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 2001, other than Mr. Winkler.

          The Company has Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. The Audit Committee consists of Messrs. Gunderson (Chairperson) and Richelsen and Bernard S. Kubale. Mr. Kubale will retire as a director of the Company effective at the time of the Annual Meeting. The principal functions performed by the Audit Committee, which met three times in 2001, are to meet with the Company's independent public accountants before the annual audit to review procedures and the scope of the audit; to review the results of the audit; to review the financial control mechanisms used by the Company and the adequacy of the Company's accounting and financial controls; and to annually recommend to the Board a firm of independent public accountants to serve as the Company's auditors. The Compensation Committee consists of Ms. Baxter (Chairperson) and Messrs. Bergstrom, Gunderson and Richelsen. The principal functions of the Compensation Committee, which met four times in 2001, are to administer the Company's deferred and incentive compensation plans (including the Company's equity incentive plans); to annually evaluate salary grades and ranges; to establish guidelines concerning average compensation increases; to establish performance criteria for and to evaluate the performance of the Chief Executive Officer; and to specifically establish compensation of all officers, directors and subsidiary or division presidents. The Nominating and Corporate Governance Committee consists of Ms. Baxter and Messrs. DeNero (Chairperson), Gunderson, Kubale and Winkler. The principal functions of the Nominating and Corporate Governance Committee, which met one time in 2001, are to recommend persons to be selected by the Board as nominees for election as directors; to recommend persons to be elected to fill any vacancies on the Board; to consider and recommend to the Board qualifications for the office of director and policies concerning the term of office of directors and the composition of the Board; and to consider and recommend to the Board other actions relating to corporate governance. The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company's By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

Director Compensation

          Annual Retainer and Meeting Fees. For fiscal 2001, directors of the Company, other than full time employees and Mr. Kubale, received an annual retainer fee of $26,000 ($13,000 of which was payable in shares of Common Stock). In addition, the directors in fiscal 2001 were paid a fee of $1,000 for every Board and committee meeting they attended. Each committee chairperson received an additional $5,000 for serving in such capacity ($2,500 of which was payable in shares of Common Stock). A director may elect to defer all or any part of the cash compensation he or she is entitled to receive for serving as a director, in which case the amount deferred will be paid in cash in three annual installments after such person ceases to be a director and, at the direction of the director, either will be credited with interest at the prime rate or will be treated for valuation purposes as if such deferred compensation had been invested in Common Stock pursuant to the phantom stock subaccount under the director's deferred compensation plan. The portion of the retainer fee payable in Common Stock may also be deferred. Such amount will be credited to the phantom stock subaccount and will ultimately be paid in cash in the same manner as cash retainer fees which are deferred.

          Director Stock Options. In addition to the compensation described above, each of Ms. Baxter and Messrs. DeNero, Gunderson, Kubale, Bergstrom, Richelsen and Winkler automatically received an option for 3,000 shares of Common Stock at a per share exercise price of $26.00 on April 25, 2001, in accordance with the terms of the Company's Equity Incentive Plan (the "Equity Plan"). In addition, Ms. Burns automatically received an option for 6,000 shares of Common Stock at a per share exercise price of $29.52 upon her election to the Board in January 2002. Under the terms of the Equity Plan, each person when first elected as a non-employee director of the Company automatically receives an option for 6,000 shares of Common Stock. The Equity Plan also provides that, subsequent to the initial grant, each non-employee director (who continues to serve in such capacity) automatically receives an option to purchase an additional 3,000 shares of Common Stock on the day after each annual meeting of shareholders; provided, however, that if a person who is first elected as a non-employee director on the date of the annual meeting of shareholders receives the initial option grant under the Equity Plan on that date, such director will not be entitled to begin receiving subsequent grants until the day following the next succeeding annual meeting of shareholders. Options granted to non-employee directors under the Equity Plan have a per share exercise price equal to 100% of the market value of a share of Common Stock on the date of grant and become exercisable six months after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement during such six-month period, the option will become immediately exercisable in full. Options granted to non-employee directors under the Equity Plan terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director.

                                 STOCK OWNERSHIP

Management

          The following table sets forth information, as of March 1, 2002, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. As of March 1, 2002, no director or executive officer of the Company beneficially owned one percent or more of the Common Stock other than Mr. Belcher who owned 1.5% of the Common Stock. On that date, the directors and executive officers as a group beneficially owned 3.2% of the Common Stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

                                                       Amount and Nature of
          Name of Beneficial Owner                    Beneficial Ownership(1)(2)
          ------------------------                    --------------------

          Jameson A. Baxter.........................           25,375
          Donald D. Belcher.........................          391,125 (3)
          John F. Bergstrom.........................           15,946 (4)
          Ursula M. Burns...........................              441
          Henry T. DeNero...........................           15,800
          Richard L. Gunderson......................           19,500
          Gerald A. Henseler........................          147,058 (5)
          Bernard S. Kubale.........................           18,615
          Ray C. Richelsen..........................           10,500
          Stephanie A. Streeter.....................           21,667
          Michael J. Winkler........................           24,981
          Ronald D. Kneezel.........................           64,479
          Dennis J. Meyer...........................           52,009
          All directors and executive
            officers as a group (14 persons)........          810,830

-----------------------
(1) Includes shares subject to currently exercisable options and options exercisable within 60 days of March 1, 2002 as follows: Ms. Baxter, 12,000 shares; Mr. Belcher, 339,167 shares; Mr. Bergstrom, 10,500 shares; Mr. DeNero, 13,500 shares; Mr. Gunderson, 12,000 shares; Mr. Henseler, 64,333 shares; Mr. Kubale, 12,000 shares; Mr. Richelsen, 10,500 shares; Ms. Streeter, 21,667 shares; Mr. Winkler, 13,500 shares; Mr. Kneezel, 46,500 shares; Mr. Meyer, 43,000 shares; and all directors and executive officers as a group, 602,001 shares.

(2) Does not include holdings of phantom stock units by non-employee directors as follows: Ms. Baxter, 5,899 units; Mr. Bergstrom, 2,006 units; Mr. DeNero, 8,083 units; Mr. Gunderson, 5,069 units; Mr. Kubale, 2,969 units; Mr. Richelsen, 4,183 units; and

     Mr. Winkler, 2,456 units. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock.

(3) Includes 1,000 shares held by Mr. Belcher's spouse. Mr. Belcher shares voting and investment power over these shares.

(4) Includes 2,350 shares held by a trust, 2,000 shares held by a partnership, and 900 shares held by a trust for the benefit of Mr. Bergstrom's daughter. Mr. Bergstrom shares voting and investment power over these shares.

(5) Includes 27,608 shares held by Mr. Henseler's spouse and 4,869 shares held by trusts for the benefit of Mr. Henseler's daughter. Mr. Henseler shares voting and investment power over these shares. Mr. Henseler will retire as a director of the Company effective at the time of the Annual Meeting and as an officer of the Company on August 1, 2002.

Other Beneficial Owners

          The following table sets forth information, as of December 31, 2001, regarding beneficial ownership by the only persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership set forth below has been reported on filings made on Schedule 13G with the Securities and Exchange Commission by the beneficial owners.

                                Amount and Nature of Beneficial Ownership
                                -----------------------------------------
                                       Voting Power            Investment Power
                                       ------------            ----------------
                                                                                                 Percent
     Name and Address                                                                              of
    of Beneficial Owner              Sole      Shared        Sole      Shared      Aggregate      Class
    -------------------              ----      ------        ----      ------      ---------      -----
Barclays Global Investors, Ltd.   1,762,306       0      1,841,996       0          1,841,996      7.4%
Murray House
1 Royal Mint Court
London, England

J.L. Kaplan Associates, LLC       1,323,650       0       1,727,900      0          1,727,900      6.9%
222 Berkeley Street
Suite 2010
Boston, MA  02116

                             EXECUTIVE COMPENSATION

Summary Compensation Information

          The following table sets forth certain information for each of the last three fiscal years concerning compensation awarded to, earned by or paid to certain executive officers of the Company. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                               Summary Compensation Table
                                                                           Long Term Compensation
                                                                           ----------------------
                                            Annual Compensation (1)         Awards        Payouts
                                            -----------------------        Securities    ---------
                                                                           Underlying      LTIP            All Other
Name and Principal Position       Year        Salary         Bonus          Options      Payouts(2)      Compensation(3)
---------------------------       ----        ------         -----          -------      ----------      ---------------
Donald D. Belcher                 2001      $ 650,000     $ 322,165         110,000      $140,051        $     3,400
  Chairman of the Board           2000        550,000       508,200         100,000       140,238              3,400
  and Chief Executive Officer     1999        525,000       378,000         170,000        69,655              3,200

Stephanie A. Streeter (4)         2001        438,461       155,123         130,000        12,195             73,063
  President and Chief             2000             --            --              --            --                 --
  Operating Officer               1999             --            --              --            --                 --

Gerald A. Henseler                2001        365,000        51,944            -          312,795              3,400
  Executive Vice President        2000        352,500       271,425            -           91,906              3,400
                                  1999        339,000       203,400          20,000        46,668              3,082

Ronald D. Kneezel                 2001        230,000        25,308          15,000       276,509              3,400
  Vice President, General         2000        206,000       126,896          12,000        53,600              3,400
  Counsel and Secretary           1999        198,000        95,040          12,000        27,163              2,986

Dennis J. Meyer                   2001        215,000        23,657          14,000       276,165              3,400
  Vice President                  2000        206,000       126,896          12,000        53,659              3,400
  Marketing and Planning          1999        198,000        95,040          12,000        27,222              2,691

----------------------------

(1)       Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

(2)       For fiscal 2001, consists of payments made pursuant to the Banta Corporation Economic Profit (EP) Long-Term
          Incentive Compensation Plan. In addition, for each of Messrs. Henseler, Kneezel and Meyer includes a payout in fiscal 2001 of $225,000 under the Banta Corporation Key Management Retention Plan. Mr. Belcher and Ms.
          Streeter did not participate in the Key Management Retention Plan.

(3)       For fiscal 2001, consists of Company matching contributions under the Company's Incentive Savings Plan, which is a profit sharing plan under Section 401(k) of the Internal Revenue Code, for Messrs. Belcher, Henseler,
          Kneezel and Meyer. For Ms. Streeter for fiscal 2001, consists of a $3,400 Company matching contribution under the Incentive Savings Plan and a relocation allowance of $69,663 paid in connection with Ms. Streeter's commencement of employment with the Company.

(4)       Ms. Streeter was appointed President and Chief Operating Officer of the Company on January 22, 2001.

Stock Options

          The Company has in effect equity plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 2001 to each of the named executive officers. Due to his upcoming retirement, Mr. Henseler was not granted any stock options in fiscal 2001.

                        Option Grants in 2001 Fiscal Year
                                                                                                          Grant
                                                                                                          Date
                                          Individual Grants                                               Value
     ---------------------------------------------------------------------------------------------    --------------
                                                     Percentage of
                                  Number of          Total Options
                                  Securities           Granted to       Exercise or                      Grant Date
                                  Underlying          Employees in      Base Price      Expiration         Present
        Name                  Options Granted(1)      Fiscal Year        ($/share)         Date           Value (2)
        ----                  ------------------      -----------        ---------         ----           ---------
Donald D. Belcher.........          110,000              14.2%            $28.45         11/5/11        $1,172,600
Stephanie A. Streeter.....           65,000               8.4              25.73         1/22/11           673,400
                                     65,000               8.4              28.45         11/5/11           709,150
Ronald D. Kneezel.........           15,000               1.9              28.45         11/5/11           159,900
Dennis J. Meyer...........           14,000               1.8              28.45         11/5/11           149,240

-----------------------

(1)  The options reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code)
     were granted on November 5, 2001 (January 22, 2001 in the case of the first option grant to Ms. Streeter) and vest ratably over the three-year period following the date of grant. The options are subject to early vesting in the case of the optionee's death, disability or retirement.

(2)  The option values presented are based on the Black-Scholes option pricing model adopted for use in valuing stock options. Material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the table above include the following: (a) an exercise price of the option equal to the fair market value of the underlying stock on the date of grant; (b) a risk-free rate of return representing the interest rate on a U.S. Treasury security with a maturity date corresponding to the term of the option; (c)
     volatility of 33.9% (35.8% in the case of the options granted to Ms. Streeter on January 22, 2001), which was calculated using daily Common Stock prices for the one-year period prior to the date of grant; (d) a dividend yield equal to 2.3% representing the dividend yield on the Common Stock as of the date of grant; (e) an option term of ten years; and (f) reductions of 15.6% to reflect the probability of forfeiture due to termination prior to vesting and 20.9% (19.3% in the case of the options granted to Ms. Streeter on January 22, 2001) to reflect the probability of a shortened option term due to termination of employment prior to the expiration date. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the price of the Common Stock over the option exercise price on the date that the option is exercised. There is no assurance that the value realized by an optionee will be at or near the value estimated under the Black-Scholes model.

     The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the 2001 fiscal year and the fiscal year-end value of unexercised options held by the named executive officers.

                      Aggregated Option Exercises in 2001 Fiscal Year and Fiscal Year-End Option Values
                                                                       Number of Securities      Value of Unexercised In-the-
                                                                      Underlying Unexercised       Money Options at Fiscal
                                         Shares                     Options at Fiscal Year-End           Year-End (1)
                                        Acquired        Value       --------------------------   ----------------------------
Name                                   on Exercise    Realized(1)   Exercisable  Unexercisable   Exercisable    Unexercisable
----                                   -----------    -----------   -----------  -------------   -----------    -------------
Donald D. Belcher..................           --     $     --        389,167         233,333       $2,449,313     $1,414,912
Stephanie A. Streeter..............           --           --              0         130,000                0        386,100
Gerald A. Henseler.................       18,000       90,000         64,333           6,667          261,824         43,736
Ronald D. Kneezel..................           --           --         58,500          27,000          325,420        143,870
Dennis J. Meyer....................          800        3,760         51,200          26,000          279,902        142,260

---------------
(1)  The dollar values are calculated by determining the difference between the fair market value of the underlying Common
     Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.

Pension Plan Benefits

          The following table sets forth the estimated annual pension benefits payable to a covered participant at normal retirement age under the Company's Employees Pension Plan as well as under the Company's Supplemental Retirement Plan (which, in part, provides benefits that would otherwise be denied participants by reason of (i) certain Internal Revenue Code limitations on qualified benefit plans and (ii) the exclusion of cash incentive awards and deferred compensation in calculating benefits under the qualified plan). The benefits that are payable under the pension and retirement plans are based upon remuneration that is covered under the plans and years of service with the Company and its subsidiaries.

                                         Pension Plan Table
     Average Monthly                              Yearly Pension After
   Compensation in Five                           Specified Years of Service
Highest Consecutive Years     10 Years    15 Years     20 Years    25 Years    30 Years    35 Years
-------------------------     --------    --------     --------    --------    --------    --------
     $    24,000               $72,000     $93,600     $115,200    $136,800    $158,400    $180,000
          36,000               108,000     140,400      172,800     205,200     237,600     270,000
          48,000               144,000     187,200      230,400     273,600     316,800     360,000
          60,000               180,000     234,000      288,000     342,000     396,000     450,000
          72,000               216,000     280,800      345,600     410,400     475,200     540,000
          84,000               252,000     327,600      403,200     478,800     554,400     630,000
          96,000               288,000     374,400      460,800     547,200     633,600     720,000
         108,000               324,000     421,200      518,400     615,600     712,800     810,000
         120,000               360,000     468,000      576,000     684,000     792,000     900,000

          A participant's remuneration covered by the Company's pension arrangement is such participant's base salary, annual bonus and long-term incentive compensation. The covered remuneration paid for each of the last three fiscal years to the named executive officers is set forth in the Summary Compensation Table under the headings "Salary", "Bonus" and "LTIP Payouts" (exclusive of payouts under the Key Management Retention Plan). As of December 31, 2001, Messrs. Belcher, Henseler, Kneezel and Meyer had completed 7, 35, 13 and 8 years of credited service under the Company's pension plans, respectively. On such date, Ms. Streeter had one year of credited service. Benefits shown in the table are computed as a straight single life annuity assuming retirement at age 65. The benefits reflected in the table are not subject to reduction for Social Security benefits.

Agreements with Named Executive Officers

          The Company has an agreement with Mr. Henseler which provides for certain benefits in the event of termination of employment after a change of control of the Company. The principal benefits are: (a) a bonus under any Company bonus or incentive plan or plans for the year in which termination occurs; (b) continued salary payments and life insurance and medical and disability insurance for a maximum of four years, with reduced payments for a surviving spouse; (c) additional pension benefits to fully or partially compensate for the reduction of benefits under the Company's pension plan due to termination of employment; and (d) full exercise rights for all stock options for three months following termination of employment. These benefits are made available if Mr. Henseler's employment is terminated by the Company other than for cause as defined in the agreement or if he terminates his employment because of significant changes made in his working conditions or status without his consent. Continued salary payments and insurance benefits are to be reduced by corresponding payments and benefits obtained from any successor employer. The transactions which are deemed to result in a "change of control" of the Company for purposes of Mr. Henseler's agreement include: (1) the acquisition of more than 30% of the voting stock of the Company by any person, organization or group; (2) the sale of all or substantially all of the Company's business or assets; (3) a consolidation or merger, unless the Company or a subsidiary is the surviving corporation; (4) the acquisition of assets or stock of another entity if in connection with the acquisition new persons become directors of the Company and constitute a majority of the Board; and (5) the election in opposition to the nominees proposed by management of two or more directors in any one election on behalf of any person, organization or group.

          The Company also has agreements with Messrs. Belcher, Kneezel and Meyer, Ms. Streeter and certain other officers and key employees which, in addition to benefits similar to those described in (a), (c) and (d) above, provide for continued employment for periods of from two to three years after a change of control (the "Employment Period") and for lump-sum termination payments equal to three times the executive's base salary plus the highest incentive compensation earned by the executive in any year during the preceding three years if employment is terminated during the Employment Period by the Company (other than for cause or disability) or by the executive due to significant changes in his or her working conditions or status without his or her consent. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change of control. Under the agreements, the executive's employee benefits such as health, accident and life insurance will also be continued following a termination for which a termination payment is made for up to three years or until comparable benefits are available from a new employer. The agreements provide that, if any payments thereunder constitute an "excess parachute payment" under the Internal Revenue Code, the Company will pay the officer the amount necessary to offset the excise tax and any additional taxes resulting from the payment of an excess parachute payment. In addition, the Company has agreed to pay Mr. Belcher a severance payment of two year's salary (and continue to provide health insurance for two years) if, prior to a change of control, the Company terminates his employment other than for cause or disability. Ms. Streeter has a similar agreement that provides for a severance payment of one year's salary (and the continuation of health insurance for one year) if, prior to a change of control, the Company terminates her employment other than for cause or disability.

          The Company has deferred compensation plans for key employees in which the named executive officers are eligible to participate and which provide for deferral of salary and cash incentive compensation. Payments under the deferred compensation plans generally commence following retirement of the participant. However, in the event of a change of control, a participant in the deferred compensation plans will receive a lump sum payment. The lump sum payment will be equal to the present value of the participant's future benefits if the participant is receiving benefits at the time of such change of control or the amount standing to the participant's credit in his or her deferred compensation account if the participant is not otherwise entitled to receive benefits at the time of such change of control. The Company has entered into an executive trust agreement with a third party trust company to provide a means of segregating assets for the payment of these benefits (as well as benefits under the Company's Supplemental Retirement Plan), subject to claims of the Company's creditors. Such trust is only nominally funded until the occurrence of a potential change of control.

          The Company also has an agreement with Mr. Henseler providing for monthly payments of $2,000 for 120 months in the event that Mr. Henseler's employment is terminated by the Company or as a result of his death or if Mr. Henseler retires after age 62. The agreement provides that Mr. Henseler may designate a beneficiary to receive the payments to which he is entitled in the event of his death prior to the receipt of any or all such payments. Payments under the agreement may be forfeited in the event Mr. Henseler engages in specified competitive activities during the first four years following his retirement or such termination.

Committee Report on Executive Compensation

          The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its executive officers, including the named executive officers. The following is a report of the Compensation Committee regarding executive compensation:

          Policies Governing Executive Compensation. The Company's general policies relating to executive compensation are: (a) to establish a direct link between executive compensation and the annual, intermediate-term and long-term performance of the Company; (b) to provide performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for maximizing shareholder value; (c) to attract and retain the key executives necessary for the Company's long-term success; and (d) to reward individual initiative and the achievement of specified goals. In applying these general policies, the objective of the Compensation Committee has been to ensure that a significant portion of the compensation paid to senior executive officers, such as the named executive officers, be incentive-based since these individuals have significant control and responsibility for the Company's direction and performance.

          Executive Compensation Package. As reflected under the section entitled "Executive Compensation," the Company's executive compensation package currently consists of a mix of salary, annual and long-term bonus awards and stock option grants as well as benefits under the employee benefit plans offered by the Company.

          In setting and adjusting executive salaries, including the salaries of the Chief Executive Officer and the other named executive officers, the Compensation Committee, in conjunction with the Company's independent compensation consultants, has historically compared the base salaries paid or proposed to be paid by the Company with the ranges of salaries paid by corporations of similar size relative to the Company and operating in comparable industries. It is the judgment of the Compensation Committee that a review of the compensation practices of companies with such characteristics is appropriate in establishing competitive salary ranges for the Company's executive officers.

          Based on its analysis of comparative data, the Compensation Committee increased the minimum, midpoint and maximum ranges for each salary grade by 3.0% for fiscal 2001. The Compensation Committee also approved a 4.3% guideline for 2001 executive officer base salary increases, subject to individual variances to reflect above or below average performance. In establishing salaries for each individual executive officer, Mr. Belcher, the Company's Chief Executive Officer, made specific recommendations for salary adjustments (other than his own) to the Compensation Committee based on the foregoing guidance provided by the Committee as well as a review of industry comparables, the level of responsibility delegated to the particular executive officer, the expertise and skills offered by each officer, the officer's individual job performance and the performance of the group over which the individual had responsibility. These various factors were considered on a case-by-case basis and no specific formula was used to give any one factor a relative weight as compared to the others. The Compensation Committee reviewed the foregoing recommendations and then made final decisions on the base salaries to be paid by the Company. The Compensation Committee also reviewed and fixed the base salary of Mr. Belcher for 2001 based on similar competitive compensation data and individual job performance criteria. The base salary paid to Mr. Belcher for fiscal 2001 was $650,000.

          The Compensation Committee has adopted the Economic Profit (EP) Incentive Compensation Plan (the "EP Incentive Plan"), which provides an annual incentive for certain employees of the Company, including the named executive officers. The factors on which awards under the EP Incentive Plan are based include: (i) earnings per share performance; (ii) the creation of economic profit for the Company; and (iii) for participants affiliated with a specific business unit, the operating earnings and the creation of economic profit for such unit. An award under the EP Incentive Plan may also have a discretionary component based on such criteria as the Committee may determine. For purposes of the economic value creation component of the formula, the EP Incentive Plan defines economic profit as the difference between (a) net operating profit after tax and (b) the charge for capital employed in the business. The EP Incentive Plan is designed to reward executive officers and key managers for EPS performance, productive use of Company assets, reduction of costs and creation of efficiencies throughout the Company's organization. Under the EP Incentive Plan, target bonuses calculated as a percentage of salary are fixed by the Compensation Committee as are economic profit levels. The EP Incentive Plan also incorporates a "bonus bank" into which that portion of an award, if any, in excess of 200% of target is credited. Such bonus amounts are thereafter scheduled to be paid out over three years contingent (other than in the case of death, disability, retirement or termination without cause) upon the participant's continued employment with the Company. Under the EP Incentive Plan, Mr. Belcher received a payout of $322,165 for the 2001 fiscal year.

          The Compensation Committee has also adopted the Economic Profit (EP) Long-Term Incentive Compensation Plan (the "EP Long-Term Plan"), which provides long-term incentives for certain employees of the Company, including the named executive officers. The EP Long-Term Plan is similar to the EP Incentive Plan. Awards paid under the EP Long-Term Plan to the executive officers are paid based entirely on Company performance (EPS and economic profit performance) and are paid out in three annual installments contingent (other than in the case of death, disability, retirement or termination without cause) upon the participant's continued employment with the Company. Mr. Belcher received an award of $140,051 under the EP Long-Term Plan in 2001.

          During 2001 the Company also had in effect the Key Management Retention Plan that provided an incentive to certain key executives based on the Company's aggregate earnings per share over a two-year period ended March 31, 2001. Payments under the Retention Plan were based on the Company's cumulative earnings per share on a fully diluted basis for the period from April 4, 1999 through March 31, 2001. For each full cent that such earnings per share exceeded $3.60, each participant received 1.25% of his maximum award, but in no case more than 100% of the maximum award. Based on the Company's performance, participants were paid 100% of their maximum awards during fiscal year 2001. Mr. Belcher did not participate in the Retention Plan. Awards made to those named executive officers who participated in the Retention Plan are included in the Summary Compensation Table.

          In addition to the foregoing annual and long-term incentive plans, the Company's executive compensation package has historically included stock option grants. The Compensation Committee has the authority to grant, in addition to stock options, other equity-based awards, including stock appreciation rights, restricted stock and performance shares. To date, however, only stock options have been granted under the Company's equity-based plans. Stock options granted by the Compensation Committee have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. It has been the policy of the Compensation Committee that options should provide a long-term incentive and align the interests of management with the interests of shareholders.

          In determining proposed stock option grants to be made to the Company's executive officers, the Compensation Committee reviews, in consultation with the Company's independent compensation consultants, option grants made by a select group of peer companies. Based on this analysis, Mr. Belcher received an option to purchase 110,000 shares of Common Stock at a per share exercise price of $28.45 on November 5, 2001. By tying a portion of each executive officer's overall compensation to stock price through the grant of options, the Compensation Committee seeks to enhance its objective of providing a further incentive to maximize long-term shareholder value.

          In connection with the equity-based plans, the Company endorses the policy that stock ownership by management is an important factor in aligning the interests of management and shareholders. The Company has adopted stock ownership guidelines that are intended to encourage stock ownership by management. Under these guidelines, management personnel are expected to own a specified number of shares of Common Stock depending upon their respective salary grade. The Compensation Committee considers an individual's compliance with the stock ownership guidelines in determining the size of equity-based grants.

          The Company's policy with respect to other employee benefit plans is to provide competitive benefits to the Company's employees, including executive officers, to encourage their continued service with the Company. In the view of the Compensation Committee, a competitive benefits package is an essential component in achieving the Company's goal of being able to attract new key employees from time to time as events warrant.

          Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends, in all appropriate circumstances, to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

                         BANTA CORPORATION COMPENSATION COMMITTEE

                              Jameson A. Baxter, Chairperson
                                     John F. Bergstrom
                                   Richard L. Gunderson
                                     Ray C. Richelsen

                          REPORT OF THE AUDIT COMMITTEE

          The Audit Committee of the Board is composed of three directors, each of whom is independent as defined in the New York Stock Exchange's listing standards. The Audit Committee operates under a written charter adopted by the Board. On an annual basis, the Audit Committee makes a recommendation to the Board regarding the selection of the Company's independent auditors. Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended December 29, 2001.

          The Company's management is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee's responsibility is to monitor and oversee this process.

          The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 29, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          The Company's independent auditors have provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence. The Audit Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors' independence. The fees paid to the independent auditors for fiscal 2001 were as follows:

        Audit Fees                                       $231,000
        Financial Information Systems Design
          and Implementation Fees                        $262,000
        All Other Fees:
            Audit-related fees*                          $150,000
            All other fees                                363,000
                                                         --------
            Total all other fees                         $513,000
                                                         ========

* Audit-related fees include statutory audits of subsidiaries, benefit plan audits, accounting consultation, various attest services under professional standards, assistance with registration statements, and consents.

          The Audit Committee discussed with the Company's internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

          Based on the Audit Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001 for filing with the Securities and Exchange Commission.


                        BANTA CORPORATION AUDIT COMMITTEE

                        Richard L. Gunderson, Chairperson
                                Ray C. Richelsen
                                Bernard S. Kubale

                             PERFORMANCE INFORMATION

          Set forth below are line graphs during the last five years comparing the Company's cumulative total shareholder return with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and companies in a peer group selected in good faith by the Company. The total return information presented in the graphs assumes the reinvestment of dividends. The companies in the peer group are: Cadmus Communications Corp.; Courier Corp.; R. R. Donnelley & Sons Company; and Quebecor World Inc. The returns of each company in the peer group have been weighted based on such company's relative market capitalization.

                 Comparison Of Five Year Cumulative Total Return
         Among Banta Corporation, S&P 500 Index And Peer Group Companies

                            [STOCK PERFORMANCE CHART]

                                               December 31,

                              1996     1997     1998     1999     2000     2001
                              ----     ----     ----     ----     ----     ----
Banta Value...............   $ 100    $ 120    $ 124    $ 105    $ 122    $ 145
S&P 500 Composite.........     100      133      171      205      185      160
Peer Group................     100      122      144       89      101      100

                         INDEPENDENT PUBLIC ACCOUNTANTS

          Arthur Andersen LLP acted as the independent auditors for the Company during the fiscal year ended December 29, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement. The Company's independent auditors for fiscal year 2002 will be appointed later in the year.

                                  OTHER MATTERS

Solicitation Expenses

          All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies, and expects to pay such firm a fee of approximately $4,000 plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. The regulations of the Securities and Exchange Commission require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all its officers and directors have complied with the Section 16(a) filing requirements, except for Mr. Meyer who inadvertently failed to timely file to reflect a transaction under the Company's 401(k) plan. Mr. Meyer subsequently made the necessary filing.

Related Party Transaction

          The Company has an agreement with Compaq Computer Corporation pursuant to which the Company provides various supply-chain management services in connection with the configuration, testing and worldwide distribution of Compaq's hard drives. Michael J. Winkler, a director of the Company, is an Executive Vice President of Compaq. The Company's revenue attributable to its contract with Compaq totaled $115.6 million in 2001. The Company currently expects that revenue from the Compaq contract in fiscal 2002 will be comparable to the fiscal 2001 revenue.

Delivery of Proxy Materials to Households

          Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and this proxy statement. Upon oral or written request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Ronald D. Kneezel, Vice President, General Counsel and Secretary, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952, telephone number: (920) 751-7777.

                              SHAREHOLDER PROPOSALS

          Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") that are intended to be presented at the 2003 annual meeting of shareholders must be received by the Company no later than November 15, 2002 to be included in the Company's proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 2003 annual meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Tuesday in the month of April, provided that the date of the annual meeting is not advanced by more than 30 days or delayed by more than 60 days from the second Tuesday in the month of April. The 2003 annual meeting of shareholders is tentatively scheduled to be held on April 29, 2003. Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2003 annual meeting of shareholders but does not intend to have included in the Company's proxy materials) on or prior to February 7, 2003 (assuming an April 29, 2003 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2003 annual meeting. If the Board nonetheless chooses to present such proposal at the 2003 annual meeting, then the persons named in proxies solicited by the Board for the 2003 annual meeting may exercise discretionary voting power with respect to such proposal.

                                        By Order of the Board of Directors
                                        BANTA CORPORATION

                                        /s/ Ronald D. Kneezel

                                        Ronald D. Kneezel
                                        Secretary

The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 2001. Requests for the Form 10-K must be in writing and addressed to Gerald A. Henseler, Executive Vice President, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952.

                                BANTA CORPORATION
       Proxy for Annual Meeting of Shareholders to be held April 23, 2002

          The undersigned constitutes and appoints DONALD D. BELCHER and RONALD
D. KNEEZEL, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to represent and to vote as designated below, all shares of Banta Corporation which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Radisson Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin on April 23, 2002, at 2:00 P.M., Central Time, and at all adjournments or postponements thereof.

          The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, but, if no direction is indicated, this proxy will be voted FOR all indicated nominees as directors (Item 1).

          The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the meeting and acknowledges receipt of notice of the annual meeting and the proxy statement. This proxy is solicited on behalf of the Board of Directors of Banta Corporation.


+ PLEASE MARK, SIGN AND DATE ON REVERSE SIDE, DETACH AND RETURN USING THE ENVELOPE PROVIDED +

---------------------                                                                                         ---------------------

                                               BANTA CORPORATION 2002 ANNUAL MEETING

1.  ELECTION OF DIRECTORS:  1-Jameson A. Baxter    6-Richard L. Gunderson       [ ]  FOR all nominees        [ ] WITHHOLD
                            2-Donald D. Belcher    7-Ray C. Richelsen                listed to the left          AUTHORITY
                            3-John F. Bergstrom    8-Stephanie A. Streeter           (except as                  to vote for all
                            4-Ursula M. Burns      9-Michael J. Winkler              specified                   nominees
                            5-Henry T. DeNero                                        below).                     listed to the
                                                                                                                 left.

                                                                                         -----------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee(s), write the
number(s) of the nominee(s) in the box provided to the right.)                       ===>
                                                                                         -----------------------------------------

2. In their discretion upon all such other business as may properly come before the meeting.

                                         Date ___________________________                                NO. OF SHARES

                                                                                         -----------------------------------------
Check appropriate box
Indicate change below:
Address Change?             [ ]   Name Change?      [ ]
                                                                                         -----------------------------------------

                                                                                         Signature(s) in Box

                                                                                         Please sign exactly as your name appears on
                                                                                         your stock certificate. Joint owners should
                                                                                         each sign personally. A corporation should
                                                                                         sign full corporate name by a duly
                                                                                         authorized officer. When signing as
                                                                                         attorney, executor, administrator, trustee
                                                                                         or guardian, give full title as such.


---------------------                                                                                         ---------------------
